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                                                                  EXHIBIT 10(KK)

                             FIRST OMNIBUS AMENDMENT

     This First Omnibus Amendment, dated as of August 21, 2002, but effective as of October 31,2001 as set forth below (this "Amendment") is among AARON RENTS, INC., a Georgia corporation ("Aaron Rents" or "Lessee"), SUNTRUST BANKS, INC., a Georgia corporation (the "Lessor"), SOUTHTRUST BANK, N.A., a national banking association, as Iender (the "Lender"), and SUNTRUST BANK, a Georgia banking corporation, as lease participant (the "Lease Participant") and as agent for the Lenders (in such capacity, the "Agent").

                                   BACKGROUND

     1. Aaron Rents, the Lessor, the Lender and the Agent are parties to that certain Amended and Restated Master Agreement, dated as of October 31, 2001 (the "Master Agreement").

     2. Aaron Rents and the Lessor are party to that certain Amended and Restated Lease Agreement, dated as of October 31,2001 (the "Lease").

     3. The parties hereto desire to amend the Master Agreement and the Lease in certain respects as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Master Agreement.

     SECTION 2. Separate Land and Building Allocations. The parties hereto hereby agree that, notwithstanding anything to the contrary in any of the Operative Documents, with respect to (and only with respect to) the Leased Properties identified on Schedule I hereto (the "Subject Properties"), the Recourse Deficiency Amount shall be separately calculated for the Land and the related Buildings. The Loans and the Invested Amounts related to the Subject Properties shall be allocated between the Land and the related Buildings on the basis of the original cost thereof that was funded by the Funding Parties. In the event that Lessee exercises the Remarketing Option in accordance with
Section 14.6 of the Lease, the proceeds of the resulting sale of the Subject Properties shall be allocated between the related Land and the related Buildings based upon the fair market value of each thereof, as such fair market value is set forth in an appraisal by an independent appraiser chosen by the Lessor and reasonably acceptable to Lessee. If the sum of the gross proceeds from such sale allocated pursuant to the foregoing sentence to the Land or the related Building, as the case may be, plus the Recourse Deficiency Amount paid by Lessee on the Lease Termination Date pursuant to Section 14.6(i) of the Lease for such Land or Buildings, as the case may be, minus any and all costs and expenses (including broker fees, appraisal costs, Iegal fees and transfer taxes incurred by the Agent or Lessor in connection with the marketing of such Land or Building or the sale thereof (which cost shall be apportioned between the Land and the related Building on the same basis as the proceeds pursuant to the foregoing sentence) exceeds the portion of the related Leased Property Balance allocated to such Land or Building, then the excess shall be paid to Lessee on the Lease Termination Date.

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     SECTION 3. Fundings. Section 2.2 of the Master Agreement is hereby amended by adding an additional paragraph thereto as follows:

     (g) Funding by Agent. Unless the Agent shall have been notified by any Funding Party prior to close of business one Business Day prior to the date of a Funding that such Funding Party will not make available to the Agent such Funding Party's share of such Funding, the Agent may assume that such Funding Party has made such amount available to the Agent on such date, and the Agent, in reliance on such assumption, may make available to the Lessee or the Construction Agent, as the case may be, on such date a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Funding Party on the date of such Funding, the Agent shall be entitled to recover such corresponding amount on demand from such Funding Party, together with interest at the Federal Funds Rate for up to two days and thereafter at the rate specified for such Funding pursuant to the Operative Documents. To the extent that the Agent is not reimbursed for such Funding by such Funding Party, the Agent shall be entitled to retain the interest or Yield, as the case may be, on such amount that is paid by Lessee.

     SECTION 4. Investments. Section 5.17(j) of the Master Agreement is hereby amended by deleting the number "$500,000" where it appears therein and substituting therefor the number $2,500,000".

     SECTION 5. Subleases. Article IX of the Lease is hereby amended by adding the phrase "or to any franchisee of Lessee" immediately after the phrase "any Subsidiary of the Guarantor" where it appears in the second sentence thereof.

     SECTION 6. Effectiveness. It is the intention of the parties hereto that the terms of this Amendment be effective as of October 31, 2001 and that the provisions set forth above be deemed to have been incorporated into the Lease and the Master Agreement, as the case may be, as of October 31,2001. The parties hereto hereby acknowledge that the Remarketing Option under Section 14.6 of the Lease has not been exercised, and that there have been no payments of any Recourse Deficiency Amounts under the Lease.

     SECTION 7. Representations and Warranties. Aaron Rents hereby represents and warrants that, after giving effect to this Amendment (i) each representation and warranty of the Lessee contained in the Operative Documents is true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date, (ii) no Event of Default or Potential Event of Default has occurred and is continuing, (iii) each Operative Document to which the Lessee is a party is in full force and effect with respect to it and (iv) no event that could reasonably be expected to have a Material Adverse Effect has occurred since December 31, 2001.

     SECTION 8. Reaffirmation of Guaranty. Aaron Rents hereby reaffirms and acknowledges that, after giving effect to this Amendment, the Guaranty remains in full force and effect.

     SECTION 9. Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia. This Amendment may be executed by the parties hereto in separate counterparts (including by facsimile) each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the

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same agreement. Each of the Operative Documents, as amended hereby, remains in full force and effect. Any reference to each of the Operative Documents from and after the date hereof shall be deemed to refer to such Operative Document as amended hereby, unless otherwise expressly stated.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                        AARON RENTS, INC., as Lessee and as
                                        Guarantor


                                        By: /s/ Gilbert L. Danielson
                                            ------------------------------------
                                        Name Printed: Gilbert L. Danielson
                                        Title: Executive Vice President and
                                        Chief Financial Officer

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                                        SUNTRUST BANKS, INC., as Lessor


                                        By: /s/ Donald M. Thompson
                                            ------------------------------------
                                        Name Printed: Donald M. Thompson
                                        Title: Director

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                                        SUNTRUST BANK, as Agent and as
                                        Lease Participant


                                        By: /s/ Donald M. Thompson
                                            ------------------------------------
                                        Name Printed: Donald M. Thompson
                                        Title: Director

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                                        SOUTHTRUST BANK, N.A., as Lender


                                        By: /s/ Ronald Fontenot
                                            ------------------------------------
                                        Name Printed: Ronald Fontenot
                                        Title: Vice President

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                                   SCHEDULE I

SUBJECT PROPERTIES
Farmers Branch, Texas
Matthews, North Carolina
College Park, Florida
Largo, Florida
Rockledge, Florida